UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 20, 2017

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

INDEX

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Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signature	4

Item 5.07.                          Submission of Matters to a Vote of Security Holders.

On September 20, 2017, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At this meeting, the Company’s shareholders: (i) elected each of the six persons listed below under Proposal 1 to serve as a director of the Company until the 2018 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2018; (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote); and (iv) voted on an advisory basis, to hold Say on Pay votes every year. The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect six directors to serve until the 2018 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert G. Culp, III	10,733,827	267,004	586,541
Patrick B. Flavin	9,375,769	1,625,062	586,541
Fred A. Jackson	10,874,130	126,701	586,541
Kenneth R. Larson	10,857,184	143,647	586,541
Kenneth W. McAllister	10,698,774	302,057	586,541
Franklin N. Saxon	10,936,950	63,881	586,541

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2018

For	11,526,277
Against	59,259
Abstain	1,836
Non-Votes	-

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	10,915,311
Against	69,546
Abstain	15,974
Non-Votes	586,541

Proposal 4:  Advisory vote on frequency of Say on Pay votes on executive compensation

1 Year	8,881,732
2 Years	33,810
3 Years	2,081,708
Abstain	3,581
Non-Votes	586,541

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            September 25, 2017

Culp, Inc.

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

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